AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation (“AIM”), Metropolitan Life Insurance Company, a New York life insurance company, (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each an “Account,” and collectively, the “Accounts”), is hereby amended as follows:

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

WHEREAS, the parties desire to amend the Agreement by updating the notice provision, adding additional separate accounts and expanding the Funds listed in Schedule A.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

The address for Life Company, appearing in Section 9 of the Agreement entitled “Notices” shall be amended as follows:

MetLife – Specialized Benefit Resources

485B Route One South

4th Floor

Iselin, NJ 08830

Attention: William Rhatigan

Copy to:

Metropolitan Life Insurance Company

501 Boylston Street

Boston, MA 02116

Attention: Law Department”

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. Global Real Estate Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Government Securities Fund	AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Metropolitan Life Separate Account UL

Metropolitan Life Separate Account DCVL

Separate Account No. 13S

Separate Account No. 485

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

MetFlex

PPVL – Both Group and Individual

Registered Variable Life Policies (LCL2)

Group and Individual Private Placement Variable Life (LCL1)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 28, 2008.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ Carolyn Gibbs
Name:	Peter Davidson	Name:	Carolyn Gibbs
Title:	Assistant Secretary	Title:	Assistant Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ P. Michelle Grace	By:	/s/ John S. Cooper
Name:	P. Michelle Grace	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Daniel D. Jordan	By:	/s/ Michael Rogalsul
Name:	Daniel D. Jordan	Name:	Michael Rogalsul
Title:	Vice President and Assistant Secretary	Title:	Vice President

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